UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Digital Lifestyles Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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Digital Lifestyles Group, Inc.

1001 S. Capital of Texas Hwy.

Building I, Suite 200

Austin, TX 78746

March 14, 2005

To Our Stockholders:

The enclosed Consent Statement and Consent Card are provided on or about March 14, 2005 to the stockholders of record as of 5:00 P.M., Eastern time, on February 17, 2005 (the “Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the solicitation by and on behalf of the Company of the written consents of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date to authorize and approve the Reverse Split (defined below) without a meeting of the stockholders of the Company.

On January 19, 2005, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of all of the outstanding shares of our Common Stock at each of the ratios within the range from one-for-three to one-for-twenty, and granting to the Board of Directors the discretion to determine which ratio to apply when filing a certificate of amendment to the Certificate of Incorporation with the Secretary of State of Delaware effecting the Reverse Split or, at the discretion of the Board of Directors, to abandon the Reverse Split altogether. The form of the amendment to the Certificate of Incorporation is attached to this Consent Statement as Exhibit A (the “Reverse Split Amendment”). The Reverse Split, if effected, will reduce the number of outstanding shares of Common Stock by an approximate amount ranging between 66.7% and 95.0%, depending upon the ratio at which our Board of Directors determines to implement the Reverse Split, and reduce each outstanding warrant and option to purchase shares of our Common Stock, including options under our 2004 Employee Stock Incentive Plan, proportionately.

Enclosed with the Consent Statement is a Consent Card that provides for approval of the Reverse Split. The procedure for indicating approval of the Reverse Split is described on the Consent Card. The affirmative written consent of a majority of the outstanding shares of Common Stock is required to approve the Reverse Split. All stockholders are urged to sign and return the enclosed Consent Card as promptly as possible.

Under Delaware state law, no written consent shall be effective to effect the Reverse Split unless, within sixty days of the earliest dated consent delivered in the manner required by Delaware state law to the Company, written consents signed by a sufficient number of holders to effect the Reverse Split are delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded.

We expect to send or give the enclosed Consent Statement and Consent Card to the stockholders of record as of 5:00 P.M., Eastern time, on the Record Date of the Company on or about March 14, 2005 and expect to receive a sufficient number of consents by, and take corporate action to effect the Reverse Split by filing the Reverse Split Amendment on or about, March 31, 2005.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE REVERSE SPLIT.

By Order of the Board of Directors,

/s/ Kent A. Savage
Kent A. Savage
President and Chief Executive Officer

Digital Lifestyles Group, Inc.

1001 S. Capital of Texas Hwy.

Building I, Suite 200

Austin, TX 78746

CONSENT STATEMENT

March 14, 2005

This Consent Statement and the enclosed Consent Card are provided on or about March 14, 2005 to the stockholders of record as of 5:00 P.M., Eastern time, on February 17, 2005 (the “Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the solicitation by and on behalf of the Company of the written consents of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date to authorize and approve the Reverse Split (defined below) without a meeting of the stockholders of the Company. As used in this Consent Statement, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Digital Lifestyles” refer to the consolidated operations of Digital Lifestyles Group, Inc. and its majority-owned limited partnerships and subsidiaries.

On January 19, 2005, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Split”) of all of the outstanding shares of the Common Stock at each of the ratios within the range from one-for-three to one-for-twenty, and granting to the Board of Directors the discretion to determine which ratio to apply when filing a certificate of amendment to the Certificate of Incorporation with the Secretary of State of Delaware effecting the Reverse Split or, at the discretion of the Board of Directors, to abandon the Reverse Split altogether. The form of the amendment to the Certificate of Incorporation is attached to this Consent Statement as Exhibit A (the “Reverse Split Amendment”). The Reverse Split, if effected, will reduce the number of outstanding shares of Common Stock by an approximate amount ranging between 66.7% and 95.0%, depending upon the ratio at which the Board of Directors determines to implement the Reverse Split, and reduce each outstanding warrant and option to purchase shares of Common Stock, including options under our 2004 Employee Stock Incentive Plan, proportionately.

Enclosed with this Consent Statement is a Consent Card that provides for approval of the Reverse Split. The procedure for indicating approval of the Reverse Split is described on the Consent Card. The affirmative written consent of a majority of the outstanding shares of Common Stock is required to approve the Reverse Split. All stockholders are urged to sign and return the enclosed Consent Card as promptly as possible. Please read this Consent Statement carefully.

Under Delaware state law, no written consent shall be effective to effect the Reverse Split unless, within sixty days of the earliest dated consent delivered in the manner required by Delaware state law to the Company, written consents signed by a sufficient number of holders to effect the Reverse Split are delivered to the Company by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded.

We expect to send or give this Consent Statement and the enclosed Consent Card to the stockholders of record as of 5:00 P.M., Eastern time, on the Record Date of the Company on or about March 14, 2005 and expect to receive a sufficient number of consents by, and take corporate action to effect the Reverse Split by filing the Reverse Split Amendment on or about, March 31, 2005. For purposes of this Consent Statement, the term “Effective Time” shall mean 5:00 P.M., Eastern time, on the date that the Reverse Split Amendment is filed with the Secretary of State of Delaware or such other time as may be contemplated by the Reverse Split Amendment.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE REVERSE SPLIT.

The solicitation of the enclosed Consent Card is made by and on behalf of the Company. Solicitation may be made otherwise than by the Company by directors, nominees for election as a director, officers, and employees of the Company or committees, groups, or other persons in person or by telephone, facsimile, or email without compensation for those activities other than reimbursement for out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of this Consent Statement, the enclosed Consent Card, and other solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such persons for out-of-pocket expenses. The cost of solicitation has been or will be borne by the Company.

The Record Date with respect to this solicitation is February 17, 2005. As of 5:00 P.M., Eastern time, on the Record Date, there were 37,657,233 shares of Common Stock outstanding and entitled to vote on, authorize, or consent to the Reverse Split. Each holder of outstanding Common Stock is entitled to one vote per outstanding share of Common Stock held by such holder on the Record Date on each matter submitted to the stockholders of the Company. No other class of securities of the Company is entitled to vote on, authorize, or consent to the Reverse Split. The written consent of the holders of a majority of the shares of Common Stock outstanding as of 5:00 P.M., Eastern time, on the Record Date is required for approval of the Reverse Split.

Shares of Common Stock held by a stockholder that fails to properly sign and return the enclosed Consent Card will be counted, and have the same effect as a vote, against the Reverse Split. Abstentions and “broker non-votes” (shares held by a stockbroker or other nominee that does not have express or discretionary authority to vote on the Reverse Split) will also be counted, and have the same effect as a vote, against the Reverse Split. Shares of Common Stock, if any, held by the Company or any subsidiary of the Company will not be considered entitled to vote on, authorize, or consent to the Reverse Split.

Stockholders that have registered their ownership of Common Stock with the Company’s transfer agent should receive this Consent Statement and the enclosed Consent Card directly from the transfer agent on behalf of the Company. Stockholders that hold Common Stock in “street name” should receive this Consent Statement and a special voting instruction card from their stockbrokers or other nominees.

A stockholder has the power to revoke the written consent of such stockholder at any time prior to the Effective Time by giving written notice to the Company at Digital Lifestyles Group, Inc., Attention: Corporate Secretary, 1001 S. Capital of Texas Hwy. Building I, Suite 200, Austin, Texas 78746 at any time prior to the Effective Time stating that the consent has been revoked. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any written consent. The Company must receive the notice of such revocation prior to the Effective Time.

AMENDMENT TO CERTIFICATE OF INCORPORATION

On January 19, 2005, the Board of Directors approved, subject to the approval of the stockholders of the Company, an amendment to the Certificate of Incorporation to effect the Reverse Split of the outstanding shares of Common Stock at each of the ratios within the range from one-for-three to one-for-twenty, and granted, subject to the approval of the stockholders of the Company, the Board of Directors the discretion to determine which ratio to apply when filing the Reverse Split Amendment with the Secretary of State of Delaware effecting the Reverse Split, or at the discretion of the Board of Directors, to abandon the Reverse Split altogether. The Reverse Split will reduce the number of outstanding shares of Common Stock by the ratio of not less than one-for-three and not more than one-for-twenty, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

Pursuant to the Reverse Split, each selected number of the outstanding shares of Common Stock to be reduced on the date of the Reverse Split will be automatically converted into one share of Common Stock. The Reverse Split will not alter the number of shares of Common Stock the Company is authorized to issue, but will simply reduce the number of shares of Common Stock issued and outstanding. If implemented, the number of shares of Common Stock that is owned by each of the Company’s stockholders will be reduced by the same proportion as the reduction in the total number of shares of Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain the same, subject to adjustments for fractional shares.

Reasons for the Reverse Split

The Company is actively seeking financing to fund its working capital and expansion needs. In connection with any future financing, the Company may need the shares of Common Stock that will be available for future issuance if the Reverse Split is effected.

Also, the Board of Directors believes that the higher share price that should initially result from the Reverse Split could help generate interest in the Company among investors, and thereby assist the Company in raising future capital to fund our operations. The Company has received an indication that the Reverse Split, resulting in a share price of between $2.00 and $4.00 per share, would be a condition to an investment by certain potential investors in the Company. At this time, we have no plans, proposals or arrangements with any potential investors.

There can be no assurance that the Reverse Split would result in a share price of between $2.00 and $4.00, that any such price could be maintained, or that the Company will be successful in finding any financing even if the Reverse Split is effected. In the event the Company is successful in finding additional financing, it is likely that the related issuance of Common Stock, or securities convertible into Common Stock or providing rights to acquire Common Stock, will involve a substantial number of shares and, upon issuance, that the ownership interests of existing stockholders will be significantly diluted.

Furthermore, the Board of Directors believes it is in the best interests of the Company’s stockholders for the Common Stock to be traded on an exchange, such as the American Stock Exchange, or quoted in the Nasdaq SmallCap Market or the Nasdaq National Market System. The Common Stock is currently quoted on the Over-the-Counter Bulletin Board. In April 2001, the Common Stock was de-listed from trading on the Nasdaq SmallCap Market. The over-the-counter market is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of the Common Stock than would be the case if the Common Stock was traded on another market.

There can be no assurance that the Company will satisfy all the requirements to be listed for trading on the American Stock Exchange, the Nasdaq SmallCap Market or the Nasdaq National Market System, even if the Reverse Split is effected . Among other requirements, to be eligible for trading or quotation, as applicable, the American Stock Exchange requires a minimum trading price of $3.00 per share, the Nasdaq SmallCap Market requires a minimum trading price of $4.00 per share and the Nasdaq National Market System requires a minimum trading price of $4.00 per share. The Board of Directors believes the Reverse Split is desirable because reducing the number of shares of Common Stock issued and outstanding should raise the trading price of the Common Stock, which will aid the Company in its attempts to have the Common Stock traded on the American Stock Exchange or quoted on the Nasdaq SmallCap Market or Nasdaq National Market System. The Company does not currently satisfy certain listing requirements in addition to the minimum trading price. In particular, the Company does not have the minimum stockholders equity or the number of market makers to satisfy the Nasdaq SmallCap Market listing requirements, and, in addition to similar requirements for listing on the American Stock Exchange, does not satisfy that exchange’s requirements as to market value of public held shares. However, if the Company is successful in obtaining the financing that it is seeking, the Company is likely to satisfy additional listing requirements that it currently does not satisfy.

In addition, because the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock is subject to the requirements of Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is also considered a penny stock under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under Rule 15g-9, brokers who recommend our Common Stock to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they:

•	make an individualized written suitability determination for the purchaser; and

•	receive the purchaser’s written consent prior to the transaction.

The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements limit the market liquidity of the Common Stock and the ability the Company’s stockholders to sell their securities in the secondary market. The Board of Directors believes that, although the Reverse Split may not initially result in the Common Stock trading at a level of more than $5.00 per share, the Reverse Split will significantly boost the trading price of the Common Stock and expedite the Company’s efforts to have the Common Stock no longer be considered a penny stock.

The Board of Directors believe that the stockholder approval of several potential ratios (rather than a single ratio) from which the Board of Directors can select for the Reverse Split, provides the Board of Directors with the maximum flexibility to react to current market conditions to achieve the desired results of the Reverse Split described herein. Considering the relevant market conditions, the Board of Directors will set the ratio for the Reverse Split and the Reverse Split will be effected, if at all, in order to achieve those desired results, and to respond to demands of potential new investors, if any. In connection with the determination of the applicable ratio, the Board of Directors will be required to select the ratio from among the proposed ratios set forth herein.

The effect of the Reverse Split upon the market price for the Common Stock cannot be predicted. There can be no assurance that the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split or rise at all or maintain any increases in the market price for any period of time. The market price of the Common Stock will also be based on the Company’s performance and other factors, some of which may be unrelated to the number of shares outstanding.

If the Reverse Split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of the Common Stock.

Effects of the Reverse Split

Pursuant to the Reverse Split, each holder of our Common Stock, par value $0.03 per share (“Old Common Stock”), outstanding immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of Common Stock, par value $0.03 per share (“New Common Stock”), after consummation of the Reverse Split.

Although the Company does not expect the Reverse Split, by itself, to impact our assets or prospects, the Reverse Split could result in a decrease in the aggregate market value of our Common Stock. The Board of Directors believes that this risk is outweighed by the potential benefits of the Reverse Split.

If effected, the Reverse Split will result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Based on 37,657,233 shares of Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Split at each of the ratios proposed to be approved by the Board of Directors.

Proposed Ratio	Percentage Reduction in Outstanding Common Stock	Approximate Number of Shares of Common Stock to be Outstanding after the Reverse Split
One for Three	66.7%	12,552,411
One for Four	75.0%	9,414,308
One for Five	80.0%	7,531,447
One for Six	83.3%	6,276,205
One for Seven	85.7%	5,379,605
One for Eight	87.5%	4,707,154
One for Nine	88.9%	4,184,137
One for Ten	90.0%	3,765,723
One for Eleven	90.9%	3,423,385
One for Twelve	91.7%	3,138,103
One for Thirteen	92.3%	2,896,710
One for Fourteen	92.9%	2,689,802
One for Fifteen	93.3%	2,510,482
One for Sixteen	93.8%	2,353,577
One for Seventeen	94.1%	2,215,131
One for Eighteen	94.4%	2,092,068
One for Nineteen	94.7%	1,981,960
One for Twenty	95.0%	1,882,862

The number of shares owned by each holder of Common Stock will be reduced by approximately the same percentage as the Percentage Reduction in Outstanding Common Stock in the previous table.

If the Reverse Split is effected, all outstanding options and warrants entitling their holders to purchase shares of Common Stock will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock. Correspondingly, the per share exercise price of those options and warrants will be increased in direct proportion to the Reverse Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain unchanged. For example, assume that an optionee holds options to purchase 1,000 shares of Common

Stock at an exercise price of $1.00 per share, and the Board of Directors has determined in its discretion to set the ratio for the Reverse Split at one-for-ten. Upon the effectiveness of the one-for-ten Reverse Split, the number of shares of Common Stock subject to that option would be reduced to 100 and the exercise price would be proportionately increased to $10.00 per share. The Reverse Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except with respect to “odd-lots” and except to the extent that the Reverse Split results in any of our stockholders owning a fractional share, which we will settle in cash. None of the rights currently accruing to holders of Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Split. Following the Reverse Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock.

The Reverse Split will not affect the par value of the Common Stock. As a result, at the Effective Time of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced by an approximate amount equal to 66.7% to 95.0% of its present amount dependent upon the ratio selected by the Board of Directors for the Reverse Split and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. The Company anticipates that the per share net income or loss and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

The Company is currently authorized to issue a maximum of 100,000,000 shares of Common Stock. As of the Record Date, there were approximately 37,657,233 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced by approximately 66.7% to 95.0% of its present amount dependent upon the ratio selected by the Board of Directors for the Reverse Split. Thus, the Reverse Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by a range of approximately 25,104,822 to 35,774,371.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. After the effectiveness of the Reverse Split, the Company does not anticipate that its financial condition, the percentage ownership of management, the number of stockholders, or any aspect of our business would materially adversely change as a result of the Reverse Split.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act.

The Reverse Split is not the first part of a going private transaction under Rule 13e-3 of the Exchange Act. The Company has no current plan to engage in any transaction described in that rule that would have a reasonable likelihood or purpose of causing the Common Stock to be held of record by less than 300 persons. As an example, upon the effectiveness of a one-for-ten Reverse Split, the Company estimates that the number of stockholders of record would be reduced to 442, from stockholders of record on the Record Date of 498. Further, in the event of a one-for-twenty Reverse Split, the Company estimates that the number of stockholders of record would be reduced to 334. If any ratio of share exchange proposed for the Reverse Split would in fact result in the stockholders of record being less than 300 persons, the Company will apply a lesser exchange ratio so that the number of record stockholders remains greater than 300. For example, if a one-for-twenty Reverse Split would result in less than 300 holders of record, the Company will apply a one-for-ten or other lesser ratio so that the number of record holders remains greater than 300.

Increase of Shares of Common Stock Available for Future Issuance; Possible Greater Dilution of Existing Stockholders

As a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Split. The authorized shares that are unissued and available for future issuance could be used for any proper corporate purpose approved by the Board of Directors without further stockholder approval including, among other purposes, future financing transactions.

The increased number of authorized but unissued shares of our Common Stock enables the Board of Directors to issue more shares (without stockholder approval) than can be issued if the Reverse Split is not effected. As a result, the holders of our Common Stock can more easily be diluted than they can be diluted if the Reverse Stock Split does not occur.

Also, because the Reverse Split, together with the increased in authorized shares would result in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid. The increase in the number of authorized but unissued shares of Common Stock may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of Common Stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal. The increase in the number of authorized but unissued shares of Common Stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of the Company, and our Board of Directors did not approve the Reverse Split with the intent that the increase in the number of authorized but unissued shares of Common Stock be utilized as a type of anti-takeover device.

Our Certificate of Incorporation authorizes 5,000,000 shares of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board of Directors, subject to the limitations prescribed by law, to authorize and issue preferred stock from time to time in one or more series. Although we have no plans to do so, our Board of Directors could use our preferred stock in an anti-takeover manner. In addition, our employment agreements with our chief executive officer and chief financial officer provide for (i) the acceleration of stock options granted to the officer and (ii) the payment of a lump sum equal to the base salary and maximum discretionary bonus in effect on the date of such termination for the remainder of the relevant term if such officer (A) chooses to terminate employment after a change in control or (B) is terminated by the Company other than for cause.

Other than described above, our Certificate of Incorporation, bylaws, employment agreements or credit agreements do not have, nor do we have any current plans or proposals to adopt provisions or enter into agreements that may have, material anti-takeover consequences.

Holders of the Common Stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Split

The Effective Time of the Reverse Split will be 5:00 P.M., Eastern time, on the date that the Reverse Split Amendment is filed with the Secretary of State of the State of Delaware or such other time as may be contemplated by the Reverse Split Amendment. The Company expects that such filing will take place on March 31, 2005. However, the exact timing of the filing of the Reverse Split Amendment, if any, will be determined by the Board of Directors. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the Company’s stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Reverse Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Exchange of Certificates and Fractional Shares

After the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New Common Stock resulting from the Reverse Split. As soon as practicable after the Effective Date, the Company will notify its stockholders that the Reverse Split has been effected. The Company expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old Common Stock will be asked to surrender to the exchange agent certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures to be set forth in a letter of transmittal the Company will send to the stockholders. Stockholders should not submit any certificate until requested to do so. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any shares of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for shares of New Common Stock.

If any new certificate is to be issued in a name other than that in which the certificates representing shares of Old Common Stock surrendered for exchange are issued, the certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable.

The Company will not issue fractional shares in connection with the Reverse Split. The Company shall issue to each stockholder of the Company otherwise entitled to receive a fractional share of New Common Stock, in lieu of a fractional share of New Common Stock, cash in an amount equal to the product obtained by multiplying (a) the number of shares of Old Common Stock represented by the fraction by (b) the last bid price for the Old Common Stock on the Over-the-Counter Bulletin Board on the trading day immediately prior to the Effective Time. If more than one certificate representing shares of Old Common Stock shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the certificates representing shares of Old Common Stock so surrendered. In the event that the transfer agent determines that a holder of certificates representing shares of Old Common Stock has not tendered all his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). The Company urges its stockholders to consult their own tax advisors to determine the particular consequences to them.

Because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, and because cash is being issued in lieu of fractional shares to avoid the trouble, expense and inconvenience of issuing fractional shares, the Reverse Split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of New Common Stock received by a stockholder will include the stockholder’s holding period for its shares of Old Common Stock with respect to which the shares of New Common Stock are issued, provided that the shares of Old Common Stock were held as capital assets. The adjusted tax basis of each share of New Common Stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which the share of New Common Stock is issued. A stockholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of Old Common Stock allocated to the fractional share. If the shares of Old Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of February 17, 2005 concerning beneficial ownership of Common Stock held by (1) each person or entity known by us to beneficially own more than 5% of the outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective stockholders, directors and executive officers and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

We have relied, in connection with the preparation of the following table and the calculations of beneficial ownership, upon information furnished by each director, executive officer, and 5% or more stockholder of the Company included in the following table, with respect to the beneficial ownership of such director, executive officer, and 5% or more stockholder of the Company. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the Securities and Exchange Commission, certain shares of our Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 37,657,233 shares outstanding as of February 17, 2005. The address for the officers and directors is our corporate office located at 1001 S. Capital of Texas Highway, Building I, Suite 200, Austin, Texas 78746.

	Shares Beneficially Owned
Name and Address	Number of Shares		Percent of Class
Kent A. Savage President, Chief Executive Officer and Chairman of the Board	3,605,532	(1)	9.0%

Troy Carter Director	434,104	(2)	1.1%

Marc B. Crossman Director	2,978,411	(3)	7.5%

Samuel J. Furrow, Jr. Director	2,978,411	(3)	7.5%

Suhail Rizvi Director	2,243,433	(4)	5.9%

Theodore B. Muftic Vice President and Chief Financial Officer	1,751,256	(5)	4.5%

J. William Wilson Vice President and General Counsel	204,736	(6)	*

J&M Interests, LLC 5804 E. Slauson Avenue Commerce, CA 90040	2,928,411	(7)	7.4%

Lan Plus, Inc. Employee Stock Ownership Plan 801 S. Sentous Street City of Industry, CA 91748	4,253,567	(8)	11.3%

John J. Gorman IV 5404 Mary Anna Austin, TX 78746	8,105,489	(9)	19.8%

Andy Teng 2522 Steeplechase Lane Diamond Bar, CA 91765	3,419,849	(10)	9.1%

Richard Shyu 1162 Paloma Drive Arcadia, CA 91007	1,922,589	(11)	5.1%

All directors and executive officers, as a group (7 persons)	11,202,604	(12)	25.1%

*	Less than 1%
(1)	Includes (i) 26,000 shares held directly by Mr. Savage, (ii) 2,088,192 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage’s personal account, (iii) 1,011,560 shares of held by Savage Interests, L.P. (Mr. Savage is the general partner of Savage Interests), and (iv) 505,780 shares issuable upon the exercise of currently exercisable warrants held by Savage Interests.
(2)	Includes (i) 184,104 shares held directly by Mr. Carter, (ii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Carter, and (iii) 200,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Carter.

(3)	Includes (i) 2,050,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, LLC (Mr. Crossman and Mr. Furrow are the managing members of J&M Interests), (ii) 878,411 shares held directly by J&M Interests, and (iii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by each of Mr. Crossman and Mr. Furrow.
(4)	Includes (i) 1,318,144 shares held directly by Rizvi-DC LLC (Mr. Rizvi serves as the managing member of Rizvi-DC), (ii) 433,526 shares held by R-2 Group Holdings, LLC (Mr. Rizvi serves as the managing member of R-2 Group Holdings), (iii) 441,763 shares issuable upon the exercise of currently exercisable warrants held by R-2 Group Holdings, and (iv) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Rizvi.
(5)	Includes (i) 762,543 shares held directly by Mr. Muftic, (ii) 627,442 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Muftic, and (iii) 358,371 shares issuable upon the exercise of currently exercisable warrants held by Mr. Muftic.
(6)	Includes (i) 8,000 shares held directly by Mr. Wilson, and (ii) 196,735 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Wilson.
(7)	Includes (i) 2,050,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, and (ii) 878,411 shares held directly by J&M Interests. Mr. Crossman and Mr. Furrow, the managing members of J&M Interests, have the power to vote and dispose of such securities.
(8)	Alan Weissman, the trustee of the Lan Plus, Inc. Employee Stock Ownership Plan, has the power to vote and dispose of such securities.
(9)	Includes (i) 1,846,821 shares held directly by Mr. Gorman, (ii) 923,410 shares issuable upon the exercise of currently exercisable warrants held by Mr. Gorman, (iii) 2,890,172 shares held by two trusts benefiting Mr. Gorman’s children, for which Mr. Gorman’s spouse is the trustee, (iv) 1,445,086 shares issuable upon the exercise of currently exercisable warrants held by two trusts benefiting Mr. Gorman’s children (Mr. Gorman’s spouse is the trustee of the trusts) and (v) 1,000,000 shares issuable upon the exercise of currently exercisable warrants held by Westech Capital Corporation (Mr. Gorman is Chairman and Chief Executive Officer of Westech).
(10)	Includes (i) 208,000 shares held for Mr. Teng’s personal account, and (ii) up to 3,211,849 shares of unallocated common stock held by the Lan Plus, Inc. Employee Stock Ownership Plan on which Mr. Teng has the right to foreclose pursuant to a note issued by the plan to Mr. Teng. J&M Interests has the right to purchase two-thirds of any shares currently held by the plan on which Mr. Teng forecloses.
(11)	All shares are held for Mr. Shyu’s personal account.
(12)	Includes (i) 980,467 shares held directly by our executive officers and directors, (ii) 3,021,502 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers and directors, (iii) 200,000 shares issuable upon the exercise of warrants held directly by Mr. Carter, (iv) 1,011,560 shares held directly by Savage Interests, L.P., an entity for which Mr. Savage is the general partner, (v) 505,780 shares issuable upon the exercise of warrants held by Savage Interests, (vi) 1,318,144 shares held directly by Rizvi-DC LLC, an entity for which Mr. Rizvi is the managing member, (vii) 433,526 shares held directly by R-2 Group Holdings LLC, an entity for which Mr. Rizvi is the managing member, (viii) 441,763 shares issuable upon the exercise of warrants held by R-2 Group Holdings, (ix) 878,411 shares held directly by J&M Interests, LLC, for which Mr. Crossman and Mr. Furrow are the managing members, (x) 2,050,000 shares issuable upon the exercise of warrants held by J&M Interests, and (xi) 361,271 shares issuable upon the exercise of warrants held by Mr. Muftic.

FORWARD-LOOKING STATEMENTS

This Consent Statement may contain statements deemed to be “forward-looking statements”. Any statements that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Forward-looking statements may include, without limitation, statements concerning business, financial and growth strategies and objectives, costs and earnings projections, and assumptions relating to any of these statements. Factors that may influence forward-looking statements or cause actual results to differ materially from those described or anticipated by the forward-looking statements may include, without limitation, inability to obtain adequate financing for the Company, increased competition, results of arbitration and litigation, and stock volatility and illiquidity.

Because of the risks and uncertainties related to these factors and the forward-looking statements, readers are cautioned not to place undue reliance on the forward-looking statements. There can be no assurance that any events or results described in any forward-looking statement will actually occur or be achieved. We undertake no obligation to publicly revise the forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events or circumstances. Readers should carefully review the risk factors described above and in other documents filed by the Company with the Commission. Readers are specifically directed to the discussion under “Risk Factors” in the Registration Statement on Form S-1 filed on January 4, 2005 by the Company with the Commission.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S NEXT ANNUAL MEETING

You may submit proposals, including director nominations, for consideration at future stockholder meetings. We expect to hold our 2005 Annual Meeting of Stockholders in or around May 2005. Our stockholders may submit proposals that they believe should be voted upon at the 2005 Annual Meeting consistent with regulations of the Securities and Exchange Commission and our bylaws.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2005 proxy statement. Any such stockholder proposals must have been submitted in writing to and received by our Corporate Secretary at 1001 S. Capital of Texas Highway, Building I, Suite 200, Austin, Texas 78746 no later than January 2, 2005. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

A stockholder may also submit a proposal, including a director nomination, for consideration outside of Rule 14a-8. Any such stockholder proposal to be considered at the Annual Meeting must be submitted in writing to and received by our Corporate Secretary not later than the close of business on March 21, 2005 nor earlier than the opening of business on January 26, 2005; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after May 26, 2005, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

The submission of a stockholder proposal does not guarantee that it will be presented at the Annual Meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

By Order of the Board of Directors,

Dated: March 14, 2005	/s/ Kent A. Savage
Kent A. Savage
President and Chief Executive Officer

Exhibit A

[Form of the Reverse Split Amendment]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIGITAL LIFESTYLES GROUP, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

Digital Lifestyles Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the resolutions be submitted to the Corporation’s stockholders for their approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to stockholder approval, paragraph (a) of Article Four of the Company’s Certificate of Incorporation, as amended, shall be amended by the Certificate of Amendment to add the following paragraphs:

“Simultaneously with the close of business on the date that the amendment to the Corporation’s Certificate of Incorporation adding this paragraph is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [            ] shares of the Corporation’s Common Stock issued and outstanding or held in the Corporation’s treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value $0.03 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below.

Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. The Corporation shall issue to each stockholder of the Corporation otherwise entitled to receive a fractional share of New Common Stock, in lieu of a fractional share of New Common Stock, cash in an amount equal to the product obtained by multiplying (a) the number of shares of Old Common Stock represented by the fraction by (b) the last bid price for the Old Common Stock on the OTC Bulletin Board prior to the Effective Time. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation’s transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

SECOND: That thereafter, pursuant to resolution of the Corporation’s Board of Directors, the written consent of the stockholders of the Corporation in lieu of a special meeting of stockholders was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware and the necessary number of shares as required by statute were voted in favor of the amendments pursuant to such written consents.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

[FIFTH: That this Certificate of Amendment of Certificate of Incorporation shall become effective as of 5:00, p.m., Delaware time, on the date of its filing with the Secretary of State of the State of Delaware.]

* * * * *

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed as of             , 2005.

DIGITAL LIFESTYLES GROUP, INC.

Kent A. Savage, Chief Executive Officer

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Consent Card

DIGITAL LIFESTYLES GROUP, INC.

CONSENT OF STOCKHOLDERS TO ACTION WITHOUT A MEETING

Unless otherwise indicated below, the undersigned, a stockholder of Digital Lifestyles, Inc. on February 17, 2005, hereby acknowledges receipt of the Consent Statement and consents, with respect to all shares of Common Stock held by the undersigned, to the following action without a meeting, without prior notice and without a vote.

THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS ON BEHALF OF THE COMPANY.

THE BOARD OF DIRECTORS HAS DECLARED ITS ADVISABILITY AND RECOMMENDS THAT YOU CONSENT TO THE FOLLOWING ACTION.

Please mark your votes as in this example.  ☒

1.	RESOLVED, that the proposed Reverse Split and the proposed Reverse Split Amendment be authorized, approved, and adopted, as contemplated by the Consent Statement, and that the Board of Directors be authorized to effect the Reverse Split of all of the outstanding shares of the Common Stock at each of the ratios within the range from one-for-three to one-for-twenty and granted the discretion to determine which ratio to apply when filing a certificate of amendment to the Certificate of Incorporation with the Secretary of State of Delaware effecting the Reverse Split or, at the discretion of the Board of Directors, to abandon the Reverse Split altogether.

☐ CONSENT	☐ WITHHOLD CONSENT	☐ ABSTAIN

To consent, withhold consent or abstain from consenting to the adoption of the Reverse Split and the Reverse Split Amendment, check the appropriate box above. IF NO BOX IS MARKED ABOVE, THE UNDERSIGNED SHALL BE DEEMED NOT TO HAVE CONSENTED TO THE ADOPTION OF THE REVERSE SPLIT AND THE REVERSE SPLIT AMENDMENT, AS CONTEMPLATED BY THE CONSENT STATEMENT.

2.	The undersigned certifies under oath that, to the best knowledge of the undersigned after reasonable inquiry, the undersigned [ ] is [ ] is not (check one) a U.S. citizen as defined by 49 U.S.C. § 40102(a)(15).

Dated: , 2005

(Signature)

(Title or authority, if applicable)

(Signature if held jointly)

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PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CONSENT. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership. This consent serves to vote all shares to which the signatory is entitled.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED STAMPED, PRE-ADDRESSED ENVELOPE.

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